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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 1

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

      This Amendment No. 1 to the Agreement and Plan of Merger (this "Amendment"), dated as of January 3, 2005, is by and among MIM Corporation, a Delaware corporation ("Parent"), Chronimed Acquisition Corp., a Minnesota corporation and direct wholly owned subsidiary of Parent ("Merger Sub"), and Chronimed Inc., a Minnesota corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, Parent, Corvette Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent ("Original Merger Sub"), and the Company entered into that certain Agreement and Plan of Merger dated as of August 9, 2004 (the "Merger Agreement");

      WHEREAS, Original Merger Sub and Merger Sub entered into an Assignment and Assumption Agreement, dated as of January 3, 2005, pursuant to which Original Merger Sub assigned, and Merger Sub assumed, all rights, interests and obligations of Original Merger Sub in, to and under the Merger Agreement; and

      WHEREAS, each of Parent, Merger Sub and the Company desires to amend the Agreement, pursuant to Section 10.2 of the Merger Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

      1. Amendment to Recital of Parties. The recital of parties to the Merger Agreement is hereby amended (a) by deleting the phrase "(this `Agreement')" and replacing it with the phrase "(as may be subsequently amended or modified, this `Agreement')" and (b) by deleting the phrase "Corvette Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent" and replacing it with the phrase "Chronimed Acquisition Corp., a Minnesota corporation and direct wholly owned subsidiary of Parent".

      2. Amendment to Second "WHEREAS" Clause. The second "WHEREAS" clause to the Merger Agreement is hereby amended by deleting the term "unanimously".

      3. Amendment to Section 1.1. Section 1.1 of the Merger Agreement is hereby amended by deleting the phrase "the Delaware General Corporation Law (the `DGCL') and".

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      4. Amendment to Section 1.2. Section 1.2 of the Merger Agreement is hereby amended in its entirety to read as follows:

            Section 1.2. Effective Time; Closing. As promptly as practicable (and in any event within five business days) after the satisfaction or waiver of the conditions set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing), the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Minnesota (the "Minnesota Articles of Merger") and by making all other filings or recordings required under the MBCA in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the MBCA. The Merger shall become effective upon the filing of the Minnesota Articles of Merger with the Minnesota Secretary of State, or at such other time as the parties hereto agree shall be specified in the Minnesota Articles of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, or at such other time and location as the parties hereto shall otherwise agree.

      5. Amendment to Section 1.3. Section 1.3 of the Merger Agreement is hereby amended by deleting the phrase "the DGCL,".

      6. Amendment to Section 1.4. Section 1.4 of the Merger Agreement is hereby amended in its entirety to read as follows:

            Section 1.4. Articles of Incorporation and Bylaws.

            (a) At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law (as defined in Section 3.3 hereof) or such articles of incorporation of the Surviving Corporation.

            (b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the articles of incorporation of the Surviving Corporation or such bylaws of the Surviving Corporation.

      7. Amendment to Section 2.1(a). Section 2.1(a) of the Merger Agreement is hereby amended by deleting the number "1.025" and replacing it with the number "1.12".

      8. Amendment to Section 4.2. Section 4.2 of the Merger Agreement is hereby amended in its entirety to read as follows:

            Section 4.2. Directors and Officers.

            (a) As of the date of this Agreement, the Parent Board is composed of nine directors. Prior to the mailing by Parent and the Company of the Joint Proxy

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      Statement/Prospectus (as defined in Section 7.9 hereof), Parent shall designate five directors (consisting of Richard A. Cirillo, Charlotte W. Collins, Louis T. DiFazio, Richard H. Friedman and Martin Kooper) to remain on the Parent Board after the Effective Time, and the Parent Board shall take action to increase size of the Parent Board to ten directors and to appoint (i) four individuals designated by the Company (consisting of Henry F. Blissenbach, Myron Z. Holubiak, David R. Hubers and Stuart A. Samuels) to the Parent Board as of the Effective Time, and (ii) one individual who was not previously affiliated with either Parent or the Company who will be designated by Parent in consultation with the Company (consisting of Richard L. Robbins) to the Parent Board as of the Effective Time. The remaining directors of Parent not designated to remain on the Parent Board after the Effective Time shall resign from the Parent Board as of the Effective Time. In addition, Parent and the Company shall each designate (A) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Continued Listing Standards (the "NMS Standards") and the Exchange Act) to serve on the audit committee of the Parent Board (the "Audit Committee") after the Effective Time; (B) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Standards and the Code) to serve on the compensation committee of the Parent Board (the "Compensation Committee") after the Effective Time; (C) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Standards) to serve on the nominating committee of the Parent Board (the "Nominating Committee") after the Effective Time; and (D) one director (who shall satisfy the relevant independence requirements of the NMS Standards, the Exchange Act and the Code) to serve, together with the Chairman of the Board and the Chief Executive Officer/President, on the executive committee of the Parent Board (the "Executive Committee") after the Effective Time (so that there will be four members of each committee). The remaining members of the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee not designated to remain on such committees after the Effective Time shall resign therefrom as of the Effective Time. Parent does not have any other committees or subcommittees of the Parent Board as of the date of this Agreement and shall not form or reinstate any other committee or subcommittee of the Parent Board prior to the Effective Time.

            (b) As of and following the Effective Time until the Parent Board determines otherwise, Richard H. Friedman shall be the Chairman of the Parent Board, Henry F. Blissenbach shall be the President and Chief Executive Officer of Parent, Gregory H. Keane shall be the Chief Financial Officer of Parent, Barry A. Posner shall be the Executive Vice President, Secretary and General Counsel of Parent, and each of Alfred Carfora, Brian Reagan and Anthony J. Zappa shall be an Executive Vice President of Parent.

      9. Amendment to Section 4.3. Section 4.3 of the Merger Agreement is hereby amended in its entirety to read as follows:

      From and after the Effective Time, the corporate headquarters of Parent shall be in Elmsford, New York, and the business headquarters of Parent shall be in Minneapolis, Minnesota, each until determined otherwise, if ever, by the Parent Board.

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      10. Amendment to Section 5.3(a). Section 5.3(a) of the Merger Agreement is
hereby amended by deleting the phrase "Parent Stock Option Plans" and replacing it with the phrase "MIM Corporation 2001 Incentive Stock Plan, the MIM Corporation 1996 Incentive Stock Plan and the MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan".

      11. Amendment to Section 5.4(a). Section 5.4(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Parent Required Approvals (as defined in Section 5.4(d) hereof), to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action (including the approval of the Parent Board) and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than obtaining the Parent Required Approvals and the filing and recordation of appropriate merger documents as required by the MBCA). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of them enforceable against them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

      12. Amendment to Section 5.4(b). Section 5.4(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (b) At a meeting duly called and held, the Parent Board and the Merger Sub Board (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of Parent and the stockholders of Parent, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of the matters constituting the Parent Required Approvals by Parent's stockholders. The actions taken by the Parent Board constitute approval of the Merger, this Agreement and the other transactions contemplated hereby by the Parent Board under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") such that Section 203 of the DGCL does not apply to this Agreement, the Merger or the transactions contemplated thereby.

      13. Amendment to Section 5.4(d). Section 5.4(d) of the Merger Agreement is hereby amended in its entirety to read as follows:

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            (d) The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy and entitled to vote at the Parent Stockholder Meeting, assuming there is a quorum represented at such meeting, is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of shares of Parent Common Stock in the Merger, and the affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for such meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the amendment of the Parent Certificate of Incorporation (collectively, the "Parent Required Approvals"). Except for the Parent Required Approvals, no vote of the holders of any class or series of Parent's capital stock is necessary to approve the Merger or any of the other transactions contemplated hereby.

      14. Amendment to Section 5.5. Section 5.5 of the Merger Agreement is hereby amended by deleting clause (i) thereof and replacing it with the following:

      (i) conflict with or violate the Parent Certificate of Incorporation or the Parent Bylaws or the articles of incorporation or bylaws of Merger Sub,

      15. Amendment to Section 5.6. Section 5.6 of the Merger Agreement is hereby amended by deleting the term "DGCL" and replacing it with the term "MBCA".

      16. Amendment to Section 5.7(b). Section 5.7(b) of the Merger Agreement is hereby amended by deleting the phrase "(the `Parent Compliance Program')".

      17. Amendment to Section 5.8(a). Section 5.8(a) of the Merger Agreement is hereby amended by deleting the phrase "Sarbanes-Oxley Act" in the third sentence and replacing it with the phrase "Sarbanes-Oxley Act of 2002 (the
`Sarbanes-Oxley Act')".

      18. Amendment to Section 5.8(i). Section 5.8(i) of the Merger Agreement is hereby amended by adding the word "the" before the phrase "Sarbanes Oxley Act".

      19. Amendment to Section 6.3(d). Section 6.3(d) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (d) The vote of a majority of the voting power of the shares of Company Common Stock outstanding on the record date for the Company Stockholder Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

      20. Amendment to Section 6.6(b). Section 6.6(b) of the Merger Agreement is hereby amended by deleting the phrase "(the `Company Compliance Program')".

      21. Amendment to Section 6.22. Section 6.22 of the Merger Agreement is hereby amended by deleting the phrase "Section 7.8" and replacing it with the phrase "Section 7.9(e)".

      22. Amendment to Section 7.5(b). Section 7.5(b) of the Merger Agreement is hereby amended by inserting the phrase "of the Merger and this Agreement" immediately prior to the phrase "(a `Company Subsequent Determination')".

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      23. Amendment to Section 7.6(a). Section 7.6(a) of the Merger Agreement is
hereby amended by deleting the third sentence in its entirety and replacing it with the following sentence:

      Parent shall continue to keep the Company informed of the status and details of any such Parent Acquisition Proposal.

      24. Amendment to Section 7.6(b). Section 7.6(b) of the Merger Agreement is hereby amended by deleting the first two sentences and replacing them with the following:

      Neither the Parent Board nor any committee thereof shall, except as expressly permitted by this Section 7.6(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Company, the approval or recommendation of the Parent Board or any committee of the Parent Board of the issuance of shares of Parent Common Stock in the Merger and the amendment of the Parent Certificate of Incorporation in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving a Parent Acquisition Proposal from a third party (a "Parent Alternative Transaction"), (iii) cause or permit Parent to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Parent Alternative Transaction, or (iv) agree or resolve to agree to take any actions set forth in clauses (i), (ii) or
      (iii) of this sentence. Notwithstanding the foregoing, if prior to the Parent Stockholders Meeting at which the issuance of shares of Parent Common Stock in the Merger and the amendment of the Parent Certificate of Incorporation in connection with the Merger are approved, the Parent Board determines in good faith that it is required to do so in order to comply with its fiduciary duties to Parent's stockholders under applicable Law, after it has received a Parent Superior Proposal in compliance with
      Section 7.6(a) and after consultation with and having considered the advice of independent outside counsel with respect to its fiduciary duties to Parent's stockholders under applicable Law, the Parent Board may inform Parent's stockholders that it no longer believes that the Merger is advisable and no longer recommends approval of the issuance of shares of Parent Common Stock in the Merger and the amendment of the Parent Certificate of Incorporation in connection with the Merger (a "Parent Subsequent Determination"), but only at a time after the fifth business day following the Company's receipt of written notice advising the Company that the Parent Board is prepared to so inform Parent stockholders.

      25. Amendment to Section 7.9(b). Section 7.9(b) of the Merger Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with the following sentence:

      The Company shall submit this Agreement, the Merger and any other matters constituting the required approval to the Company's shareholders at the Company Stockholders Meeting and shall use its reasonable efforts to obtain the required approval of the Company's shareholders and the Company Board shall, subject to Section 7.5, recommend approval and adoption of this Agreement and approval of the Merger by the shareholders of the Company.

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      26. Amendment to Section 7.9(c). Section 7.9(c) of the Merger Agreement is
hereby amended in its entirety to read as follows:

            (c) Parent shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold the Parent Stockholders Meeting for the purpose of obtaining the Parent Required Approvals. Parent shall submit the matters constituting the Parent Required Approvals to Parent's stockholders at the Parent Stockholders Meeting and shall use its reasonable efforts to obtain the required approval of Parent's stockholders, and the Parent Board shall recommend approval by the stockholders of Parent of the matters constituting the Parent Required Approvals. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this Section 7.9(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent or any other person of any Parent Acquisition Proposal or Parent Superior Proposal or (ii) the withdrawal or modification by the Parent Board or any committee thereof of such Board's or committee's approval or recommendation of the matters constituting the Parent Required Approvals.

      27. Amendment to Section 7.9(f). Section 7.9(f) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (f) Merger Sub shall submit this Agreement to Parent, as the sole stockholder of Merger Sub, for adoption and approval. Upon such submission, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the MBCA and the articles of incorporation and bylaws of Merger Sub.

      28. Amendment to Section 7.10(c). Section 7.10(c) of the Merger Agreement is hereby amended by deleting the term "plans" and replacing it with the term "plan".

      29. Amendment to Section 7.11(a). Section 7.11(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (a) Parent shall assume the Company Stock Option Plans in connection with the conversion of Company Options into options to purchase Parent Common Stock pursuant to Section 2.4 of this Agreement. No options to purchase Company Common Stock shall be granted under any Company Stock Option Plan after the Effective Time. No shares of Parent Common Stock shall be issued upon the exercise of any Company Option granted under any Company Option Plan, except for Company Options assumed pursuant to
      Section 2.4.

      30. Amendment to Section 8.1(a). Section 8.1(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company's shareholders under the MBCA, the NMS Standards, the Company Articles of Incorporation and the Company Bylaws,

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      and the Parent Required Approvals shall have been obtained by the requisite vote of Parent's stockholders under the DGCL, the NMS Standards, the Parent Certificate of Incorporation and the Parent Bylaws;

      31. Amendment to Section 8.1(f). Section 8.1(f) of the Merger Agreement is hereby amended by deleting the phrase "Section 8.4(f)" and replacing it with the phrase "Section 8.1(f)".

      32. Amendment to Section 9.1(c). Section 9.1(c) of the Merger Agreement is hereby amended by deleting the date "December 31, 2004" and replacing it with the date "April 30, 2005".

      33. Amendment to Section 9.1(d). Section 9.1(d) of the Merger Agreement is hereby amended by (a) deleting the phrase "(i) if" and replacing it with the phrase "if (i)" and (b) deleting the phrase "this Agreement or the Merger" in clause (ii) thereof and replacing it with the phrase "the matters constituting the Parent Required Approvals".

      34. Amendment to Section 9.1(f). Section 9.1(f) of the Merger Agreement is hereby amended by deleting the phrase "Parent's stockholders, or the issuance of stock in the Merger" and replacing it with the phrase "the matters constituting the Parent Required Approvals".

      35. Amendment to Section 10.6. Section 10.6 of the Merger Agreement is hereby amended by deleting the phrase "and the DGCL".

      36. Amended to Section 10.11(d). Section 10.11(d) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (d) For purposes of this Agreement, the phrases "to the knowledge of Parent," "known to Parent," and similar formulations shall mean the actual knowledge of Richard H. Friedman, Alfred Carfora, James S. Lusk (but only with respect to matters actually known by him on or prior to the date of termination of his employment with Parent), Juliet A. Palmer, Barry A. Posner, Russel J. Corvese or Michael J. Sicilian (but only with respect to matters actually known by him on or prior to the date of termination of his employment with Parent).

      37. Amendment to Section 10.11(e). Section 10.11(e) of the Merger Agreement is hereby amended in its entirety to read as follows:

            (e) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," and similar formulations shall mean the actual knowledge of Henry F. Blissenbach, Gregory H. Keane, Anthony J. Zappa, Kenneth S. Guenthner, Thomas A. Staloch, Brian J. Reagan or Colleen
      M. Haberman.

      38. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement remain in full force and effect.

      39. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

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      40. Headings. The descriptive headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

      41. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                   MIM CORPORATION

                                                   By /S/ Richard H. Friedman
                                                      --------------------------
                                                      Richard H. Friedman
                                                      Chief Executive Officer

                                                   CHRONIMED ACQUISITION CORP.

                                                   By /S/ Richard H. Friedman
                                                      --------------------------
                                                      Richard H. Friedman
                                                      Chief Executive Officer

                                                   CHRONIMED INC.

                                                   By /S/ Henry F. Blissenbach
                                                      --------------------------
                                                      Henry F. Blissenbach
                                                      Chief Executive Officer

Acknowledged and Agreed as of the
date first first above written:

CORVETTE ACQUISITION CORP.

By /S/ Richard h. Friedman
   ---------------------------
   Richard H. Friedman
   Chief Executive Officer

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